UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 3, 2006

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway, Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement

On January 3, 2006 Bank of the Ozark, Inc. (the “Company”) entered into a new Employment Agreement (the “Agreement”) with George G. Gleason, II Chairman and Chief Executive Officer of the Company and its wholly owned subsidiary, Bank of the Ozarks (the “Bank”). This Agreement provides that Mr. Gleason will be employed by the Company and the Bank for the period commencing January 1, 2006 and ending December 31, 2008. The base salary under this Agreement will be $575,000 for the first year. This base salary will be evaluated and increased, if appropriate, each year thereafter for the term of the Agreement. The Agreement also provides a bonus for each year of the Agreement. The determination of any salary increase and the amount, if any, of the annual bonus will be made by a majority vote of the Personnel and Compensation Committees of the Board of Directors of the Company and the Bank. Under the Agreement, Mr. Gleason agrees to refrain from engaging in any business competitive with the Company and the Bank during the term of the agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10 (iii) (A)	–	Employment Agreement between Bank of the Ozarks, Inc., Bank of the Ozarks and George G. Gleason, II dated January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of the Ozarks, Inc.
(Registrant)

Date: January 3, 2006	/s/ Paul Moore
Paul Moore
Chief Financial Officer and
Chief Accounting Officer